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                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]


Contact:  Charlene Hamrah (Investment Community)
          212/770-7074

          Joe Norton (News Media)
          212/770-3144

          AIG NEARS COMPLETION OF INTERNAL REVIEW; WILL RESTATE RESULTS

           PROVIDES UPDATE ON INTERNAL REVIEW AND TIMING OF FORM 10-K

NEW YORK, May 1, 2005 -- American International Group, Inc. ("AIG") announced today that it is nearing completion of the extensive internal review of its books and records conducted in connection with the preparation of its 2004 Annual Report on Form 10-K. The findings of that review, together with the results to date of investigations conducted by outside counsel at the request of AIG's Audit Committee and in consultation with AIG's independent auditors, PricewaterhouseCoopers LLP ("PwC"), have resulted in AIG's decision to restate its financial statements for the years ended December 31, 2003, 2002, 2001 and 2000, the quarters ended March 31, June 30 and September 30, 2004 and 2003 and the quarter ended December 31, 2003. AIG's prior financial statements for those periods and its previously announced unaudited financial results for the year and quarter ended December 31, 2004 should therefore no longer be relied upon.

AIG currently expects that it will be able to file its Form 10-K no later than May 31, 2005, which will allow it adequate time to complete its review and restate its financial statements, and allow PwC time to complete its audits.

Based on its internal review to date, AIG has determined that consolidated shareholders' equity at December 31, 2004 would be reduced by approximately $2.7 billion as a result of the adjustments for items classified as corrections of accounting errors totaling approximately $2.0 billion, or as fourth quarter changes in estimates, including estimates for tax accruals, deferred acquisition costs, and other contingencies and allowances, totaling approximately $700 million. These reductions would result in a decrease of approximately 3.3 percent in AIG's unaudited consolidated shareholders' equity of $82.87 billion at December 31, 2004, which amount was previously announced in AIG's earnings release dated February 9, 2005.

Separately, the internal review determined that AIG's accounting for certain derivatives under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133 -- Accounting for Derivatives and Hedging Activities ("FAS 133") was incorrect and needs to be adjusted as more fully described later in this release. The effect of the FAS 133 adjustment would be to increase consolidated shareholders' equity at December 31, 2004 by approximately $2.4 billion, although the change may significantly increase inter-period earnings volatility, and the effect on consolidated shareholders' equity will differ from period to period.


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                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270
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The restatement will correct errors in prior accounting for improper or inappropriate transactions or entries that appear to have had the purpose of achieving an accounting result that would enhance measures important to the financial community and that may have involved documentation that did not accurately reflect the nature of the arrangements. In certain instances, these transactions or entries may also have involved misrepresentations to members of management, regulators and AIG's independent auditors. The adjustments also include transactions or entries that should be restated as a result of quantitative and qualitative factors or as a result of errors, some of which had been previously identified but considered not to be material to require correction.

AIG expects to receive unqualified audit opinions from PwC with respect to its consolidated financial statements and its internal control assessment process. However, as a result of its internal review, AIG management has identified certain control deficiencies, including (i) the ability of certain former members of senior management to circumvent internal controls over financial reporting in certain circumstances, (ii) ineffective controls over accounting for certain structured transactions and transactions involving complex accounting standards and (iii) ineffective balance sheet reconciliation processes. These deficiencies are "material weaknesses" as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2. Consequently, management has concluded that AIG's internal control over financial reporting was ineffective as of December 31, 2004. Accordingly, PwC will issue an adverse opinion with respect to AIG's internal control over financial reporting. AIG has begun to actively address the control deficiencies identified by its review. Management's report on AIG's internal controls and a summary of AIG's remediation plans will be included in the Form 10-K.

Martin J. Sullivan, AIG President and Chief Executive Officer, said: "We are disappointed that we have not yet been able to file our Form 10-K. We are working diligently to complete the filing, at the same time assuring we have accurate financial statements, rigorous accounting, greater transparency and thorough disclosure. We know how difficult these past several months have been for those who put their trust in AIG.

"We now know that there were serious issues with our internal controls, and that it is necessary for us to address those issues and strengthen our controls. We are taking actions that will enable AIG to reinforce its credibility and the trust and confidence of our stakeholders.

"Despite the issues that we are currently addressing, AIG remains one of the world's most financially strong and stable companies. I am convinced that this review and the changes we are initiating throughout the organization will make AIG an even stronger and better company."

DETAILS OF THE ACCOUNTING ADJUSTMENTS EXPECTED TO BE INCLUDED IN THE RESTATEMENT

The accounting adjustments, other than the FAS 133 hedge accounting adjustments, expected to be included in the restated financial statements relate primarily to the categories described below. Many of the adjustments will not affect reported net income or consolidated shareholders' equity, but rather change both the consolidated and business segment reporting of premiums, underwriting results and net investment income before realized capital gains and losses, as well as other items. Adjustments that will affect reported net income and consolidated shareholders' equity relate to both the timing and recognition of revenues and expenses. In addition, some of the adjustments will affect the comparison of period-to-period results.


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      -     RISK TRANSFER - AIG has concluded, based upon its internal review, that there was insufficient risk transfer to qualify for insurance accounting for certain transactions where AIG subsidiaries either wrote direct insurance or assumed or ceded reinsurance. These transactions will now be recorded as deposits rather than as premiums and associated loss reserves.

AIG has concluded, based on documents and information identified during the course of the internal review, that reinsurance ceded to Union Excess Reinsurance Company, Ltd. ("Union Excess") did not result in risk transfer because of AIG's control over certain transactions undertaken directly or indirectly with Union Excess, including the timing and nature of certain commutations. Recording the cessions as deposits will reduce reinsurance recoverables, effectively eliminating the inherent discount recognized in connection with the loss reserves ceded under the contracts. It should be noted, however, that any income earned on the deposit assets in future periods would increase net investment income in those periods.

In addition, Union Excess will be included in AIG's consolidated financial statements as a result of certain facts and circumstances related to the formation of Union Excess, as well as certain relationships with Starr International Company, Inc. ("SICO"), that were not properly reflected in AIG's books and records, were not known to all relevant AIG financial reporting personnel and which AIG now believes were not known to AIG's independent auditors. Transactions included in the risk transfer category also include the previously disclosed assumed reinsurance transactions with a subsidiary of General Re Corporation and reinsurance ceded to Richmond Insurance Company, Ltd., as well as certain transactions involving AIG Reinsurance Advisors, Inc., AIG Risk Finance and AIG Risk Management.

The aggregate cumulative effect of the adjustments arising from risk transfer matters to consolidated shareholders' equity at December 31, 2004 is estimated to be a decrease of approximately $1.2 billion, most of which relates to Union Excess transactions.

      - ASSET REALIZATION (OTHER THAN DEFERRED ACQUISITION COSTS) - As a result of the internal review, AIG has concluded that adjustments should be made to the value of certain assets included in its consolidated balance sheet. The most significant of these items are:

            o DOMESTIC BROKERAGE GROUP ("DBG") ISSUES - A review of allowances for doubtful accounts and other accruals recorded by certain DBG member companies has led AIG to conclude that the allowances related to certain premiums receivable, reinsurance recoverables and other assets were not properly analyzed in prior periods and the appropriate allowances were not properly recorded in the consolidated financial statements. In addition, various accounts were not properly reconciled. AIG's restated consolidated financial statements will reflect the recording of appropriate allowances for the time periods affected. The effect of this restatement on consolidated shareholders' equity at December 31, 2004 will be a decrease of approximately $300 million.

            o OTHER THAN TEMPORARY DECLINES - AIG's investment accounting policies require that an investment that has been identified as impaired should be written down in the period in which such impairment is determined, and recorded as realized capital losses. AIG has determined that realized capital losses with respect to certain impaired investments were not recorded in the appropriate period and the restatement will thus affect the timing of previously reported realized capital losses, but will have no effect on consolidated shareholders' equity at December 31, 2004.


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      -     NET INVESTMENT INCOME - As a result of the internal review, AIG determined that the accounting for certain transactions had the effect of improperly converting capital gains into net investment income and were not consistent with Generally Accepted Accounting Principles ("GAAP"). The most significant of these transactions are:

            o COVERED CALLS - From 2001 through 2003, AIG subsidiaries entered into a series of transactions with third parties whereby these subsidiaries sold in-the-money calls, principally on municipal bonds in their investment portfolios, that had unrealized appreciation associated with them. Through a series of forward transactions and swaps that allowed AIG to reacquire the bonds, AIG recognized net investment income rather than realized capital gains in the amount of the unrealized appreciation of the bonds. The adjustments required to correct this error will reduce previously reported amounts of net investment income and correspondingly increase realized capital gains from these transactions over the three-year period. The adjustments will have no effect on consolidated shareholders' equity at December 31, 2004.

            o SYNTHETIC FUEL INVESTMENT - AIG subsidiaries invest in certain limited liability companies that invest in synthetic fuel production facilities, which investments generate income tax credits. AIG recorded net investment income or, in some cases, other revenues on a pretax basis rather than reflect the tax credit as a reduction of income tax expense, thereby increasing net investment income for AIG's life insurance and retirement services segment and other revenues for the financial services segment. As of the fourth quarter of 2004, AIG changed its method of accounting to present these tax credits as a component of income taxes. As a result of the internal review, AIG has determined that it is necessary to record these adjustments for the periods prior to the fourth quarter of 2004. These adjustments will have no effect on consolidated shareholders' equity at December 31, 2004.

            o HEDGE FUND ACCOUNTING - AIG subsidiaries invest in a variety of alternative asset classes, including hedge fund limited partnerships. As part of the underlying partnership agreements, such AIG subsidiaries have the right to redeem their interests at defined times. A redemption allows AIG to record net investment income to the extent there are gains in the underlying funds at the time. As a result of its internal review, AIG has determined that, in certain cases, the redemptions resulted in inappropriate gain recognition because the proceeds were immediately reinvested in the funds pursuant to agreements that obligated AIG subsidiaries to reinvest. In certain other cases, AIG subsidiaries advanced the distribution amount payable to the fund concurrently or prior to receiving the distribution. In addition, the cost bases of certain funds may have been misallocated in determining gains. AIG's restated consolidated financial statements will correct these errors. The correction will affect consolidated net income in certain periods but, because the gains were previously reflected in other comprehensive income, there will be no effect on consolidated shareholders' equity at December 31, 2004.

            o MUNI TENDER OPTION BOND PROGRAM - From 2000 through early 2003, AIG subsidiaries participated in a program where they sold highly rated municipal bonds at market value to a third party broker, which in turn sold these securities to a trust that the broker had established. The trust issued debt instruments to third parties to fund the acquisition of the municipal securities. AIG did not


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                  consolidate the trust. Based on the internal review, AIG has now concluded that the trust should have been consolidated as of December 31, 2002, 2001 and 2000 which, among other things, will require AIG to record the debt incurred by the trust as of these dates. Because the trust was terminated in 2003, there will be no effect on consolidated shareholders' equity at December 31, 2004.

            o OTHER ITEMS AFFECTING NET INVESTMENT INCOME - In addition to the matters described above, certain "top level" accounting entries had the effect of reclassifying capital gains to net investment income.

      - OTHER ITEMS AFFECTING INCOME STATEMENT PRESENTATION - This category includes transactions and entries that had the principal effect of improperly recharacterizing underwriting losses as capital losses. Although these errors will have no effect on consolidated shareholders' equity at December 31, 2004, they will have an effect on underwriting results. This category also includes insurance and reinsurance transactions where AIG's accounting resulted in reporting errors relating to the timing and classification of income recognition as well as errors relating to the timing of premium recognition. The most significant transaction in this category is the following:

            o CAPCO - AIG has determined that a series of transactions with Capco Reinsurance Company, Ltd. ("Capco"), a Barbados domiciled reinsurer, involved an improper structure created to recharacterize underwriting losses relating to auto warranty business as capital losses. That structure, which appears not to have been properly disclosed to AIG's financial personnel or its independent auditors, consisted primarily of arrangements between subsidiaries of AIG and Capco that require Capco to be treated as a consolidated entity in AIG's consolidated balance sheet. As previously reported, the result of the adjustment will be to reverse capital losses for the years 2000 through 2003 and recognize a corresponding amount of underwriting losses in 2000.

      - "TOP LEVEL" ADJUSTMENTS - Certain accounting entries originated at the parent company level had the effect of reclassifying realized capital gains to net investment income as discussed above, as well as adjusting other segment financial information. In some cases, expense deferrals were increased or reserves decreased, both having the effect of increasing reported earnings. In other cases, the adjustments affected revenue and expense recognition between reporting periods or among business segments. As part of its internal review, AIG has analyzed and assessed "top level" journal entries since 2000 and determined that certain entries appear to have been made at the direction of certain former members of senior management without appropriate support. The restatement will reverse all such unsupported entries, with an aggregate reduction of approximately $100 million in consolidated shareholders' equity at December 31, 2004.

      - OTHER CHANGES - As part of its internal review, AIG has considered the application of certain accounting principles to specific businesses and transactions, and has determined that errors, including misapplications of GAAP, require that certain changes be made to its financial statements. Adjustments will include the following:

            o FOREIGN CURRENCY TRANSLATION (FAS 52) - AIG has determined that in certain cases, its application of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 52 - Foreign Currency Translation ("FAS 52") in its consolidated financial statements did not comply with the functional currency determination requirements of the standard. As a result, AIG will

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                  record accounting adjustments to reclassify currency
                  transaction gains and losses from unrealized translation adjustments in consolidated shareholders' equity to income. The correction will affect consolidated net income in certain periods but will have no effect on consolidated shareholders' equity at December 31, 2004 or for prior periods.

                  o LIFE SETTLEMENTS - Life settlements are designed to assist life insurance policyholders to monetize the existing value of life insurance policies. AIG has determined that certain aspects of its prior accounting for this business were incorrect. The effect of this correction is currently estimated to be a decrease of approximately $100 million to consolidated shareholders' equity at December 31, 2004. AIG and PwC continue to review, both internally and with regulatory authorities, the proper GAAP accounting for this business and further adjustments may be required.

                  o DEFERRED ACQUISITION COSTS ("DAC") - The internal review identified the incorrect application of accounting principles with respect to certain general insurance DAC. As a result, AIG has determined that adjustments to reduce the DAC asset are necessary. The cumulative effect of these adjustments will be a reduction of approximately $200 million in consolidated shareholders' equity at December 31, 2004.

                  o SICO DEFERRED COMPENSATION - AIG has determined that it is required under GAAP to expense amounts attributable to deferred compensation granted to certain AIG employees by SICO, a private holding company that owns approximately 12 percent of AIG's common stock. The amount of deferred compensation granted by SICO has previously been disclosed in the notes to AIG's consolidated financial statements but was not included as an expense in the calculation of AIG's consolidated net income because the amounts had been determined not to be material to AIG's consolidated results of operations in any individual period. Although no restatement would be required solely for this item, AIG has determined that it will correct this item in this restatement regardless of materiality. The expense related to SICO deferred compensation will be recorded as a charge to reported earnings in the periods restated, with an offsetting entry to additional paid-in capital reflecting amounts deemed contributed by SICO. Because of the offsetting increase in paid-in capital, this adjustment will have no effect on consolidated shareholders' equity at December 31, 2004.

ACCOUNTING FOR DERIVATIVES (FAS 133 HEDGE ACCOUNTING)

AIG and its subsidiaries, including AIG Financial Products Corp., engage in hedging activities for their own account, which AIG believes have been and remain economically effective. AIG and its subsidiaries enter into derivative contracts principally to hedge interest rate risk and foreign currency risk associated with the future cash flows of their assets and liabilities. Such derivative transactions include interest rates swaps, cross currency swaps and forwards, and are generally executed by AIG Financial Products Corp. FAS 133 requires that derivatives used for hedging must be specifically matched with the underlying exposures and documented contemporaneously to qualify for hedge accounting treatment. The internal review determined that AIG did not meet these requirements with respect to these derivatives.

AIG has historically reported the changes in the fair value of certain derivatives used for hedging activities through other comprehensive income in consolidated shareholders' equity or in net income with a corresponding adjustment to the hedged item, depending on the nature of the hedge relationship. In order to comply with FAS 133, AIG will restate to


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include the changes in fair value for certain derivatives previously recorded through other comprehensive income in current period income and by reversing into net income the fair value adjustments on certain assets and liabilities. The aggregate cumulative effect of these adjustments will be an increase of approximately $2.4 billion to consolidated shareholders' equity at December 31, 2004. This restatement does not result in any changes in AIG's liquidity or its overall financial condition even though inter-period volatility of earnings will increase significantly. AIG is assessing the cost and benefits of modifying its hedging strategy to obtain hedge accounting under the requirements of FAS 133, and will decide on the future approach no later than the third quarter of 2005.

GOVERNMENTAL AND REGULATORY INVESTIGATIONS
AIG continues to cooperate with all governmental and regulatory investigations and is in frequent contact with its primary regulators.

CREDIT FACILITIES WAIVER
AIG has obtained waivers from its lenders under the credit facilities that provide liquidity support for AIG's guaranteed commercial paper program. These waivers provide for an extension of the delivery date of AIG's financial statements until May 31, 2005.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Please refer to the AIG's past and future SEC filings and reports for a description of the business environment in which AIG operates and the important factors that may affect its business. Among the forward-looking statements included in this release are AIG's current estimates of the effects of the restatement. These statements are dependent on the completion of the review and investigations described in this release, the completion of AIG's Annual Report on Form 10-K and the completion of PwC's audits. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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American International Group, Inc. (AIG) is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include retirement services, financial services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

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